Exhibit 99.1
Tri-State Announces Pricing Terms of Its Cash Tender Offers for Certain Outstanding Debt Securities
(July 27, 2022– Westminster, Colo.) – Today, not-for-profit cooperative wholesale power supplier Tri-State Generation and Transmission Association, Inc. (the “Company”) announced the pricing terms of its previously announced cash tender offers (the "Tender Offers") for up to $100,000,000 aggregate principal amount (the "Aggregate Tender Cap") of its First Mortgage Bonds, Series 2014E-1, 3.70% due 2024 (the “Bonds due 2024”), First Mortgage Bonds, Series 2014E-2, 4.70% due 2044 (the “Bonds due 2044”) and First Mortgage Bonds, Series 2016A, 4.25% due 2046 (the “Bonds due 2046” and, collectively, the "Securities"), in the order or priority set forth in the offer to purchase, dated July 13, 2022 (as it may be amended or supplemented from time to time, the "Offer to Purchase").
The following table lists the Bonds due 2024 that had been validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on July 26, 2022 (the “Early Tender Date”), as reported by D.F. King & Co., Inc., the tender and information agent. The applicable Reference Yield, Repurchase Yield, Early Tender Payment and Total Consideration (each as defined more fully in the Offer to Purchase) with respect to the Bonds due 2024 accepted for purchase are detailed in the table below.

Title of Security	CUSIP No. / ISIN No.	Principal Amount Outstanding	U.S. Treasury Reference Security	Reference Yield (1)	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (2)(3)	Total Consideration	Principal Amount Accepted
First Mortgage Bonds, Series 2014E-1, 3.70% due 2024	89566E AG 3	$228,002,000	3.00% UST due 06/30/24	3.071%	FIT1	+ 50 bps	$30	$1,002.48	$100,000,000

(1)    The Reference Yield was determined at 10:00 a.m. New York City time on July 27, 2022.
(2)    Per $1,000 principal amount.
(3)    The Total Consideration (as defined below) for Securities validly tendered at or prior to the Early Tender Deadline (as defined below) and accepted for purchase is calculated using the Fixed Spread and is inclusive of the Early Tender Payment (as defined below).

The Tender Offers consist of offers to purchase for cash, on the terms and conditions set forth in the Offer to Purchase, which sets forth the terms and conditions of the Tender Offers. Withdrawal rights for the Tender Offers expired at 5:00 p.m. New York City time on July 26, 2022, and, accordingly, Securities validly tendered in the Tender Offers may no longer be withdrawn except where additional withdrawal rights are required by law. The Tender Offers for the Securities will expire at 11:59 p.m., New York City time, on August 9, 2022, or, in each case, any other date and time to which the Company extends the applicable Tender Offer (such date and time, as it may be extended with respect to a Tender Offer, the applicable "Expiration Time"), unless earlier terminated.
Because the Tender Offers have been fully subscribed as of the Early Tender Date, holders who tender Securities after the Early Tender Date will not have any of their Securities accepted for purchase, unless the Company elects to increase or eliminate Aggregate Tender Cap. Any Securities tendered after the Early Tender Date, together with any Securities tendered at or prior to the Early Tender Date but not accepted for purchase by the Company, will be returned to the holders thereof as described in the Offer to Purchase, unless the Company elects to increase or eliminate the Aggregate Tender Cap.
Because the aggregate principal amount of Securities validly tendered exceeds the Aggregate Tender Cap, the Company does not expect to accept for purchase all Securities that have been validly tendered and not validly withdrawn at or prior to the Early Tender Date, in each case as further described in the Offer to Purchase. Rather, the Company expects that it will accept for purchase Bonds due 2024 validly tendered and not validly withdrawn at or prior to the Early Tender Deadline on a pro rata basis in accordance with the Offer to Purchase, subject to a proration factor of approximately 74.5%, and does not expect to accept for purchase any Bonds due 2044 or Bonds due 2046. As a result, a holder who validly tenders and does not validly withdraw Bonds due 2024 pursuant to the Tender Offers may have all or a portion of its Securities returned to it. As described in the Offer to Purchase, all Securities tendered and not accepted for purchase will be promptly returned to the tendering holder’s account.
The consideration (the "Total Consideration") offered per $1,000 principal amount of Bonds due 2024 validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the "Fixed Spread" for the Bonds due 2024 in the table above, plus the Reference Yield specified in the table above.
Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the last interest payment date up to, but not including, the Early Settlement Date ("Accrued Interest").
The Company expects to make payment for Bonds due 2024 that are validly tendered at or prior to the Early Tender Deadline on July 28, 2022 (the “Early Settlement Date”).
The Tender Offers are subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase. The Tender Offers are not subject to minimum tender conditions.
Information Relating to the Tender Offers
J.P. Morgan and US Bancorp are the dealer managers for the Tender Offers. Investors with questions regarding the Tender Offers may contact J.P. Morgan at (866) 834-4666 (toll-free) or (212) 834-3554 (collect) and US Bancorp at (800) 479-3441 (toll-free) or (646) 651-4233 (collect). D.F. King & Co., Inc. is the tender and information agent for the Tender Offers and can be contacted at (866) 828-6934 (bankers and brokers can call collect at (212) 269-5550) or by email at tristate@dfking.com.
None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Tender Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.
This news release does not constitute an oﬀer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to buy any securities that may be issued pursuant to the transactions described above. Further, nothing contained herein shall constitute a notice of redemption of the Securities of any series. The full details of the Tender Offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (866) 828-6934 (bankers and brokers can call collect at (212) 269-5550) or by email at tristate@dfking.com.
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About Tri-State
Tri-State is a wholesale power supply cooperative, operating on a not-for-profit basis, with 45 members, including 42 utility electric distribution cooperative and public power district members in four states that together deliver reliable, affordable and responsible power to more than a million electricity consumers across nearly 200,000 square miles of the West.
Contact:
Lee Boughey, 303-254-3555, lboughey@tristategt.org
Certain information contained in this press statement are forward-looking statements including statements concerning Tri-State’s plans, future events, and other information that is not historical information. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described from time to time in Tri-State’s filings with the Securities and Exchange Commission. Tri-State’s expectations and beliefs are expressed in good faith, and Tri-State believes there is a reasonable basis for them. However, Tri-State cannot assure you that management’s expectations and beliefs will be achieved. There are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from the forward-looking statements contained herein.